Exhibit 2.1

AMENDED AND RESTATED

PLAN OF CONVERSION AND STOCK ISSUANCE

of

WESTFIELD MUTUAL HOLDING COMPANY,

WESTFIELD FINANCIAL, INC.

and

WESTFIELD BANK

ii

1. INTRODUCTION.

For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2. In 1995, Westfield Bank (the “Bank”), a Massachusetts-chartered stock savings bank, reorganized into a mutual holding company form, pursuant to which it formed Westfield Mutual Holding Company (the “Mutual Holding Company”), a Massachusetts-chartered mutual holding company and parent company of the Bank. On December 27, 2001, the Mutual Holding Company organized a mid-tier stock holding company, Westfield Financial, Inc. (the “Mid-Tier Holding Company”), a Massachusetts corporation. Simultaneously therewith, the Mid-Tier Holding Company sold 4,972,600 shares of its common stock, representing 47% of the Mid-Tier Holding Company’s total shares of common stock outstanding, to the Bank’s eligible depositors and to the Employee Stock Ownership Plan of Westfield Financial, Inc. (the “ESOP”), and issued the remaining 53% of its shares of common stock to the Mutual Holding Company. On July 23, 2004, the Bank converted to a federal savings bank and the Mutual Holding Company converted to a federal mutual holding company. As of the date of adoption of this Plan, the Mutual Holding Company held 5,607,400, or 57.9%, of the 9,689,757 shares of outstanding Mid-Tier Company common stock.

A. Business Purposes for the Conversion

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form is in the best interests of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, as well as the best interests of their respective Members and Shareholders. The Boards of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion will result in the raising of additional capital for the Bank and the Holding Company and is expected to result in a more active and liquid market for the Holding Company Common Stock than currently exists for the Mid-Tier Holding Company Common Stock. In addition, the Conversion have been structured to re-unite the accumulated earnings and profits retained by the Mutual Holding Company with the retained earnings of the Bank through a tax-free reorganization.

The Conversion are intended to provide an additional source of capital not now available in order to allow the Bank and Holding Company to better serve the needs of the community by means of the following: (a) increased lending to support continued growth in the Bank’s commercial loan portfolio; (b) financing acquisitions of other financial institutions or other businesses related to banking, although no mergers or acquisitions are planned at the present time; (c) expanding the financial products and services currently offered by the Bank; and (d) opening or acquiring additional branch offices. The Conversion are also intended to provide additional capital to the Holding Company in order to pay dividends to shareholders; to repurchase shares of Conversion Stock; to finance acquisitions of other financial institutions or other businesses related to banking, although no mergers or acquisitions are planned at the present time; and for use in other general corporate purposes. In addition, increased stock ownership by officers and other employees of the Bank and the Holding Company has proven to be an effective performance incentive and an effective means of attracting and retaining qualified personnel.

The Boards of Directors and senior management also believe that the Conversion will be beneficial to the population within the Bank’s primary market area. The Boards and management believe that, through increased stock liquidity and expanded local stock ownership, current local customers and non-customers who purchase Holding Company Common Stock will seek to enhance the financial success of the Bank through consolidation of their banking business and increased referrals to the Bank.

The Bank and the Mid-Tier Holding Company have gained experience as public companies complying with of the Securities Exchange Act of 1934, as amended, and in conducting shareholder meetings and addressing other shareholder matters, such as communications, press releases and dividend payments. In light of the foregoing, the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank believe that it is in the best interests of such companies and their respective Members and Shareholders to raise additional capital at this time.

B. Organization of Holding Company and Steps for Conversion and Reorganization

The Conversion will be effected as follows, or in any manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations, including a merger of the Mutual Holding Company into the Mid-Tier Holding Company followed immediately by the Offerings. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion.

In connection with the Conversion:

1. The Mid-Tier Holding Company will convert into or exchange its charter for that of a federal corporation, which will immediately exchange its charter for that of an interim federal stock savings bank and then merge with and into the Bank with the Bank as the surviving entity pursuant to the Plan of Merger attached as Annex A hereto.

2. As described in more detail in Section 3, the Mutual Holding Company will convert to an interim federal stock savings bank and then merge with and into the Bank pursuant to the Plan of Merger included as Annex B hereto, pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Bank for the benefit of depositor Members as of specified dates.

3. The Bank will form a wholly-owned subsidiary to be known as New Westfield Financial, Inc., a Massachusetts corporation, which will become the Holding Company upon consummation of the Conversion.

4. The Holding Company will in turn form an interim federal stock savings bank (“Interim”) as a wholly owned subsidiary.

5. Immediately following the formation of Interim, Interim will then merge with and into the Bank pursuant to the Plan of Merger included as Annex C hereto, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company. In connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

6. In connection with the Conversion, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein.

2. DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

“Acting in Concert” means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another Person or company (“other party”) shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank, and the Mutual Holding Company shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards. Persons living at the same address, and persons exercising subscription rights through Qualifying Deposits registered at the same address, whether or not related, will be deemed to be Acting in Concert, unless the Board of Directors, or Officers delegated by such Board, determine otherwise.

“Actual Purchase Price” means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

“Affiliate” means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

“Associate,” when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Mutual Holding Company, the Mid-Tier Holding Company, the Bank, or a majority-owned subsidiary of the Bank or the Holding Company), if the Person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate; provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or fiduciary of such plan, and (iii) any Person who is related by blood or marriage to such Person and (A) who lives in the same home as the Person; or (B) who is a director or senior officer of the Holding Company or the Bank or any of the subsidiaries of the foregoing.

“Bank” means Westfield Bank, a federal savings association.

“Bank Common Stock” means the common stock of the Bank, par value $0.10 per share.

“Bank Merger” means the merger of Interim with and into the Bank pursuant to the Plan of Merger included as Annex C hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Community” means cities and towns located in the Bank’s Community Reinvestment Act assessment area designated by the MHC and the Mid-Tier Holding Company with the approval of the OTS before the commencement of the Offerings.

“Community Offering” means the offering for sale to certain residents of the Community, and thereafter members of the general public directly by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering.

“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion” means (i) the conversion of the Mid-Tier Holding Company from a Massachusetts corporation to a federally chartered stock corporation and then immediately to an interim federal stock savings bank and the subsequent Mid-Tier Holding Company Merger pursuant to which the Mid-Tier Holding Company will cease to exist, (ii) the conversion of the Mutual Holding Company from mutual form to an interim federal stock savings bank and the subsequent Mutual Holding Company Merger, pursuant to which the Mutual Holding Company will cease to exist, (iii) the Bank Merger, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and (iv) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein, which will increase the number of shares of Holding Company Common Stock outstanding and the capitalization of the Holding Company.

“Conversion Stock” means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to this Plan of Conversion.

“Deposit Account” means withdrawable or repurchasable shares, investment certificates or deposits or other savings accounts, including money market deposit accounts, negotiable order of withdrawal accounts and demand accounts, held by an account holder of the Bank.

“Director, Officer and Employee” means the terms as applied respectively to any person who is a director, officer or employee of the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any subsidiary thereof.

“Eligible Account Holder” means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established.

“Eligibility Record Date” means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on March 31, 2005.

“ESOP” means the Employee Stock Ownership Plan.

“Estimated Price Range” means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

“Exchange Ratio” means the rate at which shares of Holding Company Common Stock will be exchanged for shares of Mid-Tier Holding Common Stock held by the Public Shareholders in connection with the Bank Merger. The exact rate shall be determined by the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in order to ensure that upon consummation of the Conversion, the Public Shareholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Shareholders in the Offerings.

“Exchange Shares” mean the shares of Holding Company Common Stock to be issued to the Public Shareholders in connection with the Bank Merger.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“Holding Company” means New Westfield Financial, Inc., a newly formed stock corporation to be organized under the laws of the Commonwealth of Massachusetts. Such corporation will be initially formed as a first-tier, wholly owned subsidiary of the Bank. Upon completion of the Conversion, the Holding Company shall hold all of the outstanding capital stock of the Bank and be renamed Westfield Financial, Inc.

“Holding Company Common Stock” means the common stock of the Holding Company, par value $.01 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

“Independent Appraiser” means the independent financial consulting firm retained by the Holding Company, the Mid-Tier Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

“Initial Purchase Price” means the price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering. The Initial Purchase Price shall be shall be a uniform price determined in accordance with applicable OTS rules and regulations, but in no case shall the Initial Purchase Price be less than $5 or more than $50. The Initial Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Holding Company and the Bank in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Holding Company and the Bank in connection with such Offerings.

“Interim” means Westfield Interim Savings Bank I, which will be formed as an interim federal stock savings bank and a wholly owned subsidiary of the Holding Company to facilitate the Bank Merger.

“Member” means any Person qualifying as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States.

“Mid-Tier Holding Company” means Westfield Financial, Inc., an existing Massachusetts corporation.

“Mid-Tier Holding Company Common Stock” means the common stock of the Mid-Tier Holding Company, par value $.01 per share.

“Mid-Tier Holding Company Merger” means the Merger of the Mid-Tier Holding Company (following its conversion to a federal corporation and then to an interim federal stock savings bank) with and into the Bank pursuant to the Plan of Merger included as Annex A hereto.

“Mutual Holding Company” means Westfield Mutual Holding Company, a federal mutual holding company.

“Mutual Holding Company Merger” means the merger of the Mutual Holding Company (following its conversion into an interim federal stock savings bank) with and into the Bank pursuant to the Plan of Merger included as Annex B hereto.

“Offerings” mean the Subscription Offering, the Community Offering, the Syndicated Community Offering and the Public Offering.

“Officer” means the chairman of the board of directors, president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

“Order Form” means the form(s) to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 7.C hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Subscription and Community Offerings.

“Other Member” means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

“OTS” means the Office of Thrift Supervision or any successor thereto.

“Participant” means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder and Other Member.

“Person” means an individual, a corporation, a limited liability company, a partnership, a limited liability partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

“Plan” and “Plan of Conversion” mean this Plan of Conversion and Stock Issuance as adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto as soon as practicable following its organization.

“Primary Parties” mean the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company.

“Prospectus” means the one or more documents to be used in offering the Conversion Stock in the Offerings.

“Public Offering” means the public offering of Holding Company Stock by or through an Underwriter following or concurrently with the Subscription Offering.

“Public Shareholders” mean those Persons who own shares of Mid-Tier Holding Company Common Stock, excluding the Mutual Holding Company, as of the Voting Record Date.

“Qualifying Deposit” means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

“Resident” means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Primary Parties may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Primary Parties.

“SEC” means the U.S. Securities and Exchange Commission.

“Special Meeting” means the Special Meeting of Members of the Mutual Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

“Shareholders” mean those Persons who own shares of Mid-Tier Holding Company Common Stock.

“Shareholders’ Meeting” means the annual or special meeting of Shareholders of the Mid-Tier Holding Company, called for the purpose of submitting this Plan to the Shareholders for their approval, including any adjournments of such meeting.

“Subscription Offering” means the offering of the Conversion Stock to Participants.

“Subscription Rights” mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

“Supplemental Eligible Account Holder” means any Person, except Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

“Supplemental Eligibility Record Date”, if applicable, means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

“Syndicated Community Offering” means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

“Tax-Qualified Employee Stock Benefit Plan” means the employee stock ownership plan of the Mid-Tier Holding Company and the Holding Company.

“Underwriter” means any investment banking firm or firms purchasing or distributing the Holding Company Common Stock in a Public Offering, if any.

“Underwriting Agreement” means the agreement between the Holding Company and an Underwriter pursuant to which the Underwriter agrees to purchase or distribute certain shares of the Holding Company Common Stock for offering in any Public Offering.

“Voting Member” means a Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws.

“Voting Record Date” means the date or dates for determining the eligibility of Members to vote at the Special Meeting and of Shareholders to vote at the Shareholders’ Meeting, as applicable.

3. GENERAL PROCEDURE FOR CONVERSION.

A. Steps for Conversion; Regulatory Filings

1. After the Bank’s organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim as a wholly-owned subsidiary of the Holding Company, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto by at least a two-thirds vote. The Holding Company shall approve such Plan of Merger in its capacity as the sole shareholder of Interim and the Mid-Tier Holding Company shall approve the Plan and the Plan of Merger in its capacity as the sole shareholder of the Bank.

2. An application for the Conversion, including the Plan and all other requisite material (the “Application for Conversion”), shall be submitted to the OTS for approval. The Mutual Holding Company, the Mid-Tier Holding Company and the Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Bank is located and will cause copies of the Plan to be made available at each office of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank for inspection by Members and Shareholders. The Mutual Holding Company, the Mid-Tier Holding Company and the Bank will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form and will post the notice of the filing for the Application for Conversion in each of their offices.

3. Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Bank, a proxy statement describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Conversion Stock, subject to the provisions of Section 7 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card which will be distributed with the proxy statement, letter or other written communication, a copy of the Articles of Organization and bylaws of the Holding Company.

4. Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders and Other Members, as set forth in Section 5 hereof.

5. The Mid-Tier Holding Company shall file preliminary proxy materials with the OTS and the SEC in order to seek the approval of the Plan by its Shareholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Mid-Tier Holding Company will mail definitive proxy materials to all Shareholders as of the Voting Record Date, at their last known address appearing on the records of the Mid-Tier Holding Company, for their consideration and approval of this Plan at the Shareholders’ Meeting.

6. The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Bank. Such application also shall include an application to form Interim. In addition, an application to merge the Mutual Holding Company (following its conversion into an interim federal stock savings bank) and the Bank, an application to merge the Mid-Tier Holding Company (following its conversion into a federal corporation and then into an interim federal stock savings bank) and the Bank and an application to merge Interim and the Bank shall be filed with the OTS, either as exhibits to the holding company application or separately. All notices required to be published in connection with such applications shall be published at the times required.

7. The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, if any, Other Members, Directors, Officers and Employees and Public Shareholders as of the Voting Record Date. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus. The Holding Company shall contribute to the Bank at least fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Conversion Stock.

8. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any document of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or fiduciary in the same manner and to the same extent as such rights, franchises interests and powers were held or enjoyed by the Mid-Tier Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, book or accounts or records of the Mid-Tier Holding Company.

9. The Articles of Organization of the Holding Company shall read in the form of Annex D.

10. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company and the Mid-Tier Holding Company.

11. Each Deposit Account of the Bank at the Effective Date shall remain a Deposit Account in the Bank for the same amount and subject to the same terms and conditions applicable to such Deposit Account prior to the Conversion.

B. Votes Required for Consummation of Conversion

This Plan was adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank on June 20, 2006.

This Plan is subject to the approval of the OTS and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Members of the Mutual Holding Company at the Special Meeting, (2) holders of the greater of (i) the holders of a majority of the outstanding Mid-Tier Holding Company Common Stock, other than the Mutual Holding Company, or (ii) two-thirds of the outstanding Mid-Tier Holding Company Common Stock, at the Shareholders’ Meeting, and (3) the Mid-Tier Holding Company in its capacity as the sole shareholder of the Bank.

C. Consummation of Conversion

The effective date of the Conversion shall be the date set forth in Section 23 hereof.

Upon the effective date, the following transactions shall occur:

1. The Mutual Holding Company shall convert from a mutual holding company to an interim federal stock savings bank. The Mid-Tier Holding Company shall convert into a federal corporation and then immediately to an interim federal stock savings bank and simultaneously merge with and into the Bank in the Mid-Tier Holding Company Merger, with the Bank being the surviving institution. Immediately thereafter, the Mutual Holding Company, as converted, shall merge with and into the Bank in the Mutual Holding Company Merger, with the Bank being the surviving institution. As a result of the Mutual Holding Company Merger and the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the Mutual Holding Company (following its conversion to an interim federal stock savings bank) shall be extinguished and (y) Members of the Mutual Holding Company will be granted interests in the liquidation account to be established by the Bank pursuant to Section 11 hereof.

2. Interim shall merge with and into the Bank pursuant to the Bank Merger, with the Bank being the surviving institution. As a result of the Bank Merger, (x) the shares of Holding Company Common Stock held by the Bank shall be extinguished; (y) the shares of Mid-Tier Holding Company Common Stock held by the Public Shareholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim held by the Holding Company shall be converted into shares of Bank Common Stock on a one-for-one basis, with the result that the Bank shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Bank Merger, options to purchase shares of Mid-Tier Holding Company Common Stock which are outstanding immediately prior to consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

3. The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

4. TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

All shares sold in the Conversion will be sold at a uniform price per share. The aggregate price at which the Conversion Stock shall be sold shall not be inconsistent with the estimated pro forma market value of such Conversion Stock, based upon an independent valuation as provided for in this Section 4. The Mutual Holding Company shall cause the Independent Appraiser to prepare a pro forma valuation of the aggregate market value of the Common Stock and of the aggregate market value of the Conversion Stock (which shall be equal to the aggregate market value of the Common Stock multiplied by the Mutual Holding Company’s percentage ownership interest in the Bank), which shall be submitted to the OTS as part of the Mutual Holding Company’s Application for Conversion. The valuation shall be prepared in accordance with 12 CFR 563b.7. Prior to the commencement of the Subscription and Community Offerings, the Estimated Price Range will be established, the maximum of which shall be no more than fifteen percent (15%) above the average of the minimum and maximum of such price range and the minimum of which shall be no more than fifteen percent (15%) below such average. From time to time, as appropriate or as required by the conversion regulations or the OTS, the Mutual Holding Company shall cause the Independent Appraiser to review developments subsequent to its valuation to determine whether the Estimated Price Range should be revised.

Based on the valuation by the Independent Appraiser pursuant to this Section 4, the Board of Directors of the Bank and the Board of Directors of the Holding Company shall fix the Initial Purchase Price and the number of shares of Conversion Stock to be offered. The total number of shares of Conversion Stock offered and the purchase price per share shall be subject to increase or decrease at any time during the Offerings to reflect changes in market and financial conditions. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required; provided, that up to a fifteen percent (15%) increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Up to a fifteen percent (15%) increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Conversion Stock will not be deemed to be material so as to require a resolicitation of subscriptions. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range or in excess of fifteen percent (15%) above the maximum of the Estimated Price Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the Holding Company or the Bank shall establish, with the approval of the OTS, if required.

Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company and the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion multiplied by the Initial Purchase Price is incompatible with the estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offerings, extend the Conversion and establish a new Initial Purchase Price, extend, reopen or hold new Offerings, or take such other action as the OTS may permit.

The Holding Company Common Stock to be issued pursuant to this Plan shall upon issuance be fully paid and nonassessable.

5. METHOD OF OFFERING SHARES AND RIGHTS TO PURCHASE STOCK.

A. Subscription Offering

Priority 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 6 and 9 hereof.

In the event of an oversubscription for shares of Conversion Stock by Eligible Account Holders, available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

Priority 2: Tax-Qualified Employee Stock Ownership Plan. The Tax Qualified Employee Stock Benefit Plan shall receive, without payment, Subscription Rights to purchase up to ten percent of the total offering of shares in the Subscription Offering. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director or Officer of the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

Priority 3: Supplemental Eligible Account Holders. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 6 and 9 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders through the exercise of Subscription Rights under Section 5 hereof.

In the event of an oversubscription for shares of Conversion Stock by Supplemental Eligible Account Holders, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated to Eligible Account Holders) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

Priority 4: Other Members. Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 6 and 9 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, the Tax Qualified Employee Stock Benefit Plan and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Section 5 hereof.

If Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other Member’s subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

B. Community Offering

Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference first to the stockholders of record of the Mid-Tier Holding Company as of the Voting Record Date and then to those natural persons residing in the Community. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the widest possible distribution of such stock.

In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities.

Each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Person whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Person, if possible. Thereafter, unallocated shares shall be allocated among the Persons whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each bears to the total unfilled orders of all Persons whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued.

The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed the greater of $500,000 of Conversion Stock or up to 5% of the total offering, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and provided further that, to the extent applicable, and subject to the preferences set forth and the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings. Thereafter, unallocated shares shall be allocated among the Persons whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each bears to the total unfilled orders of all Persons whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

C. Syndicated Community Offering

Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Syndicated Community Offering shall have as the objective the achievement of a wide distribution of such stock. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $500,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and subject to the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

D. Public Offering Alternative

Subject to such terms, conditions and procedures as may be determined by the Primary Parties, any shares of Conversion Stock not sold in the Subscription Offering or the Community Offering may, as an alternative to or along with a Syndicated Community Offering, be offered for sale by the Holding Company to or through Underwriters. The limitations on purchases of Conversion Stock set forth in Section 6 of this Plan shall not be applicable to sales to Underwriters for purposes of such a Public Offering. Any such Underwriter shall agree to (a) purchase such shares from the Holding Company with a view to reoffering them to the general public; (b) use their best efforts, or make a firm commitment, to sell, for the account of the Holding Company, such shares to the general public; or (c) a combination of (a) and (b), subject to the following terms and conditions:

(1) Any Underwriting Agreement shall provide that the Underwriter shall agree to purchase all shares of the Conversion Stock not sold in the Subscription Offering or the Community Offering, if any such shares are purchased.

(2) The price paid to the Holding Company by or through the Underwriter for the Conversion Stock shall be the aggregate price at which such shares were offered in the Subscription Offering, less the amount of an underwriting discount as negotiated between the Bank, the Holding Company, and the Underwriters and approved by the OTS and the National Association of Securities Dealers, Inc.

(3) The Underwriting Agreement shall be subject to the following conditions and such other conditions as may be acceptable to the Bank, the Company and the OTS: (i) purchases in the Public Offering by Persons (other than Underwriters) shall be subject to the limitations of Section 6 of this Plan; and (ii) the Holding Company and its Underwriters shall use reasonable efforts to assure that the stock to be offered and sold in the Public Offering shall be offered and sold in a manner that, to the extent practicable, will achieve a wide distribution of such stock.

The amount of Conversion Stock that any Person may purchase in the Public Offering shall not exceed $500,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and subject to the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan. The Primary Parties may commence the Public Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering and Syndicated Community Offering and the Public Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

If for any reason a Syndicated Community Offering or a Public Offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or if any insignificant residue of shares of Conversion Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or Public Offering, other arrangements will be made for the disposition of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

6. ADDITIONAL LIMITATIONS ON PURCHASES OF CONVERSION STOCK.

The following limitations apply to the Offerings, in addition to those set forth in Section 5:

1. In addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock which any Person together with any Associate or group of Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Conversion shall not exceed $1,000,000.

2. The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 25% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings, excluding shares held by tax-qualified employee stock benefit plans attributable to Directors, Officers and their Associates.

3. No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00. No Person(s) exercising subscription rights through a single Qualifying Account held jointly may purchase fewer than 25 shares or more than 50,000 shares.

4. For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and Employees shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such and (ii) Exchange Shares shall be valued at the Actual Purchase Price.

5. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Conversion whether prior to, during or after the Subscription Offering, Community Offering, Syndicated Community Offering and/or Public Offering. In the event that a purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

6. The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this section and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

7. Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Public Shareholders will not have to sell any Mid-Tier Holding Company Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid-Tier Holding Company Common Stock when converted into Exchange Shares would exceed an applicable purchase limitation; provided, however, that a Public Shareholder who would exceed an applicable purchase limitation may be precluded from purchasing Conversion Stock in the Offerings.

8. Notwithstanding any other provisions of this Plan, no person shall be entitled to purchase any Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

Prior to the consummation of the Offerings, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Conversion Stock, except pursuant to this Plan. Each person purchasing Conversion Stock shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

EACH PERSON PURCHASING CONVERSION STOCK IN THE OFFERINGS WILL BE DEEMED TO CONFIRM THAT PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE PRIMARY PARTIES IN THEIR SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE PRIMARY PARTIES MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE OTS FOR ACTION, AS IN THEIR SOLE DISCRETION THE PRIMARY PARTIES MAY DEEM APPROPRIATE.

7. TIMING OF SUBSCRIPTION OFFERING, MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

A. Timing of Subscription Offering.

The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Shareholders of the Mid-Tier Holding Company of the proxy statement(s) to be used in connection with the Special Meeting and the Shareholders’ Meeting. The Subscription Offering may be closed before the Special Meeting and the Shareholders’ Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the Shareholders of the Mid-Tier Holding Company at the Special Meeting and the Shareholders’ Meeting, respectively.

The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

The Primary Parties shall, promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants at their last known addresses appearing on the records of the Bank for the purpose of enabling them to exercise their respective Subscription Rights, subject to this section, and at the discretion of the Board of the Holding Company will be made available for use by those persons entitled to purchase in the Community Offering.

B. Order Forms; Return of Order Forms

A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a subscription right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the executive offices of Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

C. Requirements for Order Form

Each Order Form shall contain:

1. A specified date by which all order forms must be received by the Holding Company, which date shall be not less than 20, nor more than 45 days, as stated in subsection (b) above, following the date on which the order forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering;

2. The Initial Purchase Price per share for shares of Conversion Stock to be sold in the Offerings;

3. An explanation of the rights and privileges granted under this Plan to each class of persons granted subscription rights pursuant to this Plan with respect to the purchase of Conversion Stock;

4. Specifically designated blank spaces for dating and signing the order form;

5. A description of the minimum and maximum number of shares of Conversion Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

6. The amount which must be returned with the order form to subscribe for Conversion Stock. Such amount will be equal to the purchase price multiplied by the number of shares of Conversion Stock subscribed for in accordance with the terms of this Plan;

7. Instructions concerning how to indicate on such order form the extent to which the recipient elects to exercise subscription rights under this Plan, the name or names in which the shares of Conversion Stock subscribed for are to be registered, the address to which certificates representing such shares of Conversion Stock are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

8. An acknowledgment that the recipient of the order form has received a final copy of the Prospectus prior to execution of the order form;

9. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the executive offices of the Holding Company within the subscription period such properly completed and executed order form, together with the full required payment as specified in the order form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authoring on the order form that the Holding Company withdraw said amount from the subscriber’s Deposit Account at the Bank); the subscription rights of Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are nontransferable. A statement that when registering stock purchases on the order form, a recipient should not add the name(s) of Person(s) who do not have subscription rights or who qualify on a lower purchase priority than the receipt to their order form;

10. Provision for certification to be executed by the recipient of the order form to the effect that, as to any shares of Conversion Stock which the recipient elects to purchase, such recipient is purchasing such shares of Conversion Stock for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such shares of Conversion Stock; and

11. A statement to the effect that the executed order form, once received by the Holding Company at its executive offices, may not be modified or amended by the subscriber without the consent of the Holding Company; notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

D. Rejection of Order Forms; Interpretation of Order Forms

The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered or are returned to the executive offices of the Bank, the Mid-Tier Holding Company or the Mutual Holding Company by the United States Postal Service, or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the person to which such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

8. PAYMENT FOR CONVERSION STOCK.

All payments for Conversion Stock subscribed for or ordered in the Subscription and Community Offerings must be delivered in full to the Bank along with a properly completed and executed Order Form on or prior to the expiration date specified on the Order Form unless such date is extended by the Holding Company. A properly completed original stock Order Form must be used to subscribe for Conversion Stock. Copies of an order form are not required to be accepted. The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock. Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

Payment for Conversion Stock will be permitted to be made in any of the following manners:

1. By personal check, bank check or money order, provided that checks will only be accepted subject to collection. Interest will be paid by the Bank at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Offerings commence, on payments for Conversion Stock received in the Offerings by check, or money order from the date payment is received until consummation or termination of the Conversion. The Bank shall be entitled to invest all amounts paid for subscriptions in the Offerings for its own account until completion or termination of the Conversion.

2. By appropriate authorization of withdrawal from designated types of deposit accounts in the Bank. The order forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of order forms authorizing such withdrawals, but interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of subscription rights are actually consummated.

3. Payments for the purchase of Conversion Stock in the Offerings will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion, and the remaining balances will thereafter earn interest at the passbook rate.

9. ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

10. VOTING RIGHTS OF SHAREHOLDERS.

Following consummation of the Conversion, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank’s outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company’s voting capital stock.

11. LIQUIDATION ACCOUNT.

At the time of the Mutual Holding Company Merger, the Bank shall establish a liquidation account in an amount equal to the greater of (i) the Bank’s net worth as of the date of the latest statement of financial condition contained in the final Prospectus utilized in the initial formation of the Mutual Holding Company and related minority stock offering, or (ii) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company prior to the Mid-Tier Holding Company Merger, multiplied by the Mid-Tier Holding Company’s total shareholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion to a priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion.

The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 11 as the “subaccount balance.” Account holders will not retain any voting rights based on their liquidation sub-accounts. All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as set forth below.

In the event of a complete liquidation of the Bank subsequent to the Conversion (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

Subsequent to the Conversion, the Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Bank, or repurchase any of the capital stock of the Bank, if such dividend or repurchase would reduce the Bank’s regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

For purposes of this Section 11, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

In connection with the initial mutual holding company reorganization of the Bank, the Bank established a liquidation account for the benefit of eligible account holders as of December 31, 1999 and December 31, 2000. This previously established liquidation account shall be terminated by the Board of the Bank at the Effective Time and it shall be superseded by the liquidation account established as described above in this Section 11. No Member will have a liquidation preference over the new liquidation account.

12. REQUIREMENTS FOLLOWING CONVERSION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

In connection with the Conversion, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the American Stock Exchange.

13. DIRECTORS AND OFFICERS.

Each person serving as a Director or Officer of the Mid-Tier Holding Company and the Bank at the time of the Conversion shall continue to serve as a Director or Officer of the Bank and shall become a Director or Officer of the Holding Company for the balance of the term for which the person was elected prior to the Conversion, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Bank are set forth in the Plans of Merger included as Annex A, Annex B, and Annex C hereto.

14. RESTRICTIONS ON STOCK PURCHASES BY MANAGEMENT.

For a period of three years following the Conversion, the Directors and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall be enforced by the applicable regulatory authority provided the applicable regulatory authority agrees in writing to enforce this OTS requirement. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Holding Company Common Stock and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of shareholder approval of such plan) which may be attributable to individual officers or directors.

The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

15. RESTRICTIONS ON TRANSFER OF STOCK.

All shares of Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section 16 of this Plan. Shares of Conversion Stock purchased by Directors and Officers of the Holding Company and the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS. The shares of Conversion Stock issued by the Holding Company to Directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

16. RESTRICTIONS ON ACQUISITION OF STOCK OF THE HOLDING COMPANY.

The Articles of Organization of the Holding Company shall prohibit any Person together with Associates or group of Persons Acting in Concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of the Holding Company, or of securities convertible into more than 10% of any such class, for a period of five (5) years following completion of the Conversion. The Articles of Organization of the Holding Company also shall provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities shall be considered “excess shares,” and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the shareholders for a vote. The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries which is exempt from approval requirements under 12 C.F.R. § 574.3(c)(1)(vi) or any successor thereto, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Officers or Employees of the Holding Company or the Bank or any subsidiary thereof shall not be deemed to be Associates or a group Acting in Concert with respect to their individual acquisitions of any class of equity securities of the Holding Company solely as a result of their capacities as such.

17. TAX RULINGS OR OPINIONS.

Consummation of the Conversion is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Massachusetts tax laws, to the effect that consummation of the transactions contemplated hereby qualify as a tax-free transaction for federal income tax purposes and will not result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

18. STOCK COMPENSATION PLANS.

The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Conversion Stock shall be purchased, pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Conversion or (ii) the receipt of shareholder approval of such plans at either an annual or special meeting of shareholders of the Holding Company held no earlier than six months following the Conversion.

The Holding Company and the Bank are authorized to enter into employment or severance agreements with their executive officers.

19. DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

Following consummation of the Conversion, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Bank’s capital stock also shall be in compliance with applicable laws and regulations.

20. PAYMENT OF FEES TO BROKERS.

The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

21. EXPENSES.

The Holding Company and the Bank may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion, including in connection with the Offerings. All fees and expenses incurred in connection with the Conversion and the Offerings must be reasonable, in accordance with OTS regulations.

22. EFFECTIVE DATE OF CONVERSION.

The effective date of the Conversion shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mid-Tier Holding Company Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger, (iii) the filing of Articles of Combination with the OTS with respect to the Bank Merger, or (iv) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger and the Bank Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Shareholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger, the Bank Merger, the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

23. AMENDMENT OR TERMINATION OF THE PLAN.

If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and Shareholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Shareholders with the concurrence of the OTS shall not necessitate further approval by the Members or Shareholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Shareholders’ Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS; after the Special Meeting or the Shareholders’ Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

24. INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

25. SEVERABILITY.

If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

26. MISCELLANEOUS.

This Plan is to be governed by and construed in accordance with the laws of the United States. None of the cover page, the table of contents, or the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Words in the singular include the plural, and words in the plural include the singular. Except for such rights as are set forth herein for Members, this Plan shall create no rights in any Person.

Annex A

PLAN OF MERGER

This PLAN OF MERGER (this “Plan of Merger”), dated as of                     , 2006, is by and among Westfield Financial, Inc. (the “Mid-Tier Holding Company”), a Massachusetts corporation, Westfield Financial, Inc. (the “Federal Corporation”), a to-be-formed federal stock corporation, Westfield Bank (the “Bank” or the “Surviving Bank”), a federal stock savings bank, and Westfield Interim Savings Bank I (“Interim I”), an interim federal stock savings bank.

WITNESSETH

WHEREAS, Westfield Mutual Holding Company (the “Mutual Holding Company”), a federal mutual holding company, the Mid-Tier Holding Company and the Bank have adopted a Plan of Conversion and Stock Issuance (the “Plan of Conversion”), pursuant to which (i) the Mid-Tier Holding Company will convert to the Federal Corporation, and the Federal Corporation will immediately convert to Interim I and merge with and into the Bank (the “Mid-Tier Holding Company Merger”) pursuant to which, among other things, all shares of Bank Common Stock held by the Mid-Tier Holding Company will be canceled; (ii) the Mutual Holding Company will convert to an interim federal stock savings bank (“Interim II”) and merge with and into the Bank (the “Mutual Holding Company Merger”); (iii) the Bank will form a wholly-owned subsidiary to be known as New Westfield Financial, Inc. (the “Holding Company”); (iv) the Holding Company will form an interim federal stock savings bank (“Interim III”) as a wholly-owned subsidiary; (v) Interim III will merge with and into the Bank (the “Bank Merger”); and (vi) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

WHEREAS, the Mid-Tier Holding Company owns 100% of the outstanding common stock of the Bank, par value $0.10 per share (“Bank Common Stock”);

WHEREAS, Interim I and the Bank (“Constituent Banks”) desire to provide for the terms and conditions of the Mid-Tier Holding Company Merger.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Effective Date. The Mid-Tier Holding Company Merger shall be effective upon the filing of Article of Combination with the Office of Thrift Supervision (the “OTS”).

2. The Mid-Tier Holding Company Merger and Effect Thereof. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mid-Tier Holding Company shall convert to the Federal Corporation and the Federal Corporation shall immediately convert to Interim I, and Interim I shall merge with and into the Bank, with the Bank surviving (the “Surviving Bank”). Upon consummation of the Mid-Tier Holding Company Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable OTS and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Holding Company Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Mid-Tier Holding Company Merger had not occurred.

3. Cancellation of Bank Common Stock Held by the Mid-Tier Holding Company and Member Interests; Liquidation Account.

(a) On the Effective Date, (i) each share of common stock of the Bank (“Bank Common Stock”) issued and outstanding immediately prior to the Effective Date and held by the Mid-Tier Holding Company shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company’s conversion from mutual to stock form (the “Members”) shall, by virtue of the Mutual Holding Company Merger, which shall occur substantially simultaneously with the Mid-Tier Holding Company Merger, and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 11 of the Plan of Conversion.

(b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Bank Common Stock which shall be exchanged as provided by the Bank Merger.

4. Dissenting Shares. No shareholder of the Mid-Tier Holding Company shall have any dissenters’ or appraisal rights in connection with the Mid-Tier Holding Company Merger.

5. Name of the Surviving Bank. The name of the Surviving Bank shall be “Westfield Bank.”

6. Directors of the Surviving Bank. At the Effective Date, the number of directors of the Surviving Bank shall be eleven. The names of those persons who shall be directors of the Surviving Bank at the Effective Date are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his or her respective name, and until a successor is elected and qualified.

Name	Address	Term Expires
Victor J. Carra	7 Jered Lane Southwick, MA 01077	2007
David C. Colton, Jr.	452 Loomis Street Westfield, MA 01085	2009
Robert T. Crowley, Jr.	65 Ridgecrest Circle Westfield, MA 01085	2008
Harry C. Lane	131 Granville Road Southwick, MA 01077	2008
William H. McClure	92 Morningside Drive Longmeadow, MA 01106	2008
Mary C. O’Neil	419 Southwick Road R75 Westfield, MA 01085	2009
Richard C. Placek	110 Whitaker Road Westfield, MA 01085	2007
Paul R. Pohl	55 Tecumseh Drive Longmeadow, MA 01106	2008
Charles E. Sullivan	25 Hayes Avenue West Springfield, MA 01089	2007
Thomas C. Sullivan	P.O. Box 525 East Otis, MA 01029	2007
Donald A. Williams	146 Glenwood Drive Westfield, MA 01085	2009

7. Officers of the Surviving Bank. The officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

8. Offices. At the Effective Date, the home office of the Surviving Bank shall be located at 141 Elm Street, Westfield, Massachusetts 01085. The locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

655 Main Street Agawam, MA 01001	462 College Highway Southwick, MA 01077	206 Park Street West Springfield, MA 01089

382 N. Main Street E. Longmeadow, MA 01028	1500 Main St. Springfield, MA 01103	26 Arnold Street Westfield, MA 01085

1642 Northampton St. Holyoke, MA 01040	1342 Liberty Street Springfield, MA 01104	300 Southampton Road Westfield, MA 01085

9. Charter and Bylaws. On and after the Effective Date, the charter of the Bank as in effect immediately prior to the Effective Date shall be the charter of the Surviving Bank until amended in accordance with the terms thereof and applicable law. On and after the Effective Date, the bylaws of the Bank as in effect immediately prior to the Effective Date shall be the bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

10. Shareholder and Member Approvals. The affirmative vote of a majority of the members of the Mutual Holding Company, and the affirmative vote of the holders of the greater of (a) at least a majority of the outstanding Mid-Tier Holding Company Common Stock, other than the Mutual Holding Company, or (b) two-thirds of the outstanding Mid-Tier Holding Company Common Stock shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company, the Federal Corporation, and Interim I. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank.

11. Director Approval. At least two-thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

12. Abandonment of Agreement. This Plan of Merger may be abandoned by either the Mid-Tier Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 23 of the Plan of Conversion.

13. Amendments. This Plan of Merger may be amended in the manner set forth in Section 23 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

14. Successors. This Agreement shall be binding on the successors of the Mid-Tier Holding Company and the Bank.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the laws of the United States of America.

IN WITNESS WHEREOF, the Mid-Tier Holding Company, the Bank, the Federal Corporation and Interim I have caused this Plan of Merger to be executed by their duly authorized officers as of the date first written above.

Attest:	WESTFIELD FINANCIAL, INC. (a Massachusetts corporation)

By:
Philip R. Smith	Donald A. Williams
Secretary	Chairman and Chief Executive Officer

Attest:	WESTFIELD BANK

By:
Philip R. Smith	Donald A. Williams
Secretary	Chairman and Chief Executive Officer

WESTFIELD FINANCIAL, INC. (a federal corporation)

Attest:	WESTFIELD INTERIM SAVINGS BANK I

By:
Philip R. Smith	Donald A. Williams
Secretary	Chairman and Chief Executive Officer

Annex B

PLAN OF MERGER

This PLAN OF MERGER (this “Plan of Merger”), dated as of                     , 2006, is by and among Westfield Mutual Holding Company (the “Mutual Holding Company”), federal mutual holding company, Westfield Bank (the “Bank” or the “Surviving Bank”), a federal stock savings bank, and Westfield Interim Savings Bank II (“Interim II”), an interim federal stock savings bank.

WITNESSETH

WHEREAS, the Mutual Holding Company, Westfield Financial, Inc (the “Mid-Tier Holding Company”), a Massachusetts corporation, and the Bank have adopted a Plan of Conversion and Stock Issuance (the “Plan of Conversion”), pursuant to which (i) the Mid-Tier Holding Company will convert to a federal corporation, which will immediately convert to an interim federal stock savings bank (“Interim I”) and merge with and into the Bank (the “Mid-Tier Holding Company Merger”); (ii) the Mutual Holding Company, which owns more than fifty percent (50%) of the outstanding common stock of the Mid-Tier Holding Company, par value $0.01 (the “Mid-Tier Holding Company Common Stock”), will convert to Interim II and merge with and into the Bank (the “Mutual Holding Company Merger”) pursuant to which, among other things, all interests of members in the Mutual Holding Company and all shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled; (iii) the Bank will form a wholly-owned subsidiary to be known as New Westfield Financial, Inc. (the “Holding Company”); (iv) the Holding Company will form an interim federal stock savings bank (“Interim III”) as a wholly-owned subsidiary; (v) Interim III will merge with and into the Bank (the “Bank Merger”); and (vi) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

WHEREAS, Interim II and the Bank (“Constituent Banks”) desire to provide for the terms and conditions of the Mutual Holding Company Merger.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Effective Date. The Mutual Holding Company Merger shall be effective upon the filing of Article of Combination with the Office of Thrift Supervision (the “OTS”).

2. The Mutual Holding Company Merger and Effect Thereof. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mutual Holding Company shall convert to Interim II, and Interim II shall merge with and into the Bank, with the Bank surviving (the “Surviving Bank”). Upon consummation of the Mutual Holding Company Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable OTS and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Mutual Holding Company Merger had not occurred.

3. Cancelation of Mid-Tier Common Stock Held by the Mutual Holding Company and Member Interests; Liquidation Account.

(a) On the Effective Date, (i) each share of Mid-Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company’s conversion from mutual to stock form (the “Members”) shall, by virtue of the Mutual Holding Company Merger, which shall occur substantially simultaneously with the Mid-Tier Holding Company Merger, and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 11 of the Plan of Conversion.

(b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Bank Common Stock which shall be exchanged as provided by the Bank Merger.

4. Dissenting Shares. No shareholder of the Mutual Holding Company shall have any dissenters’ or appraisal rights in connection with the Mutual Holding Company Merger.

5. Name of the Surviving Bank. The name of the Surviving Bank shall be “Westfield Bank.”

6. Directors of the Surviving Bank. At the Effective Date, the number of directors of the Surviving Bank shall be eleven. The names of those persons who shall be directors of the Surviving Bank at the Effective Date are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his or her respective name, and until a successor is elected and qualified.

Name	Address	Term Expires
Victor J. Carra	7 Jered Lane Southwick, MA 01077	2007
David C. Colton, Jr.	452 Loomis Street Westfield, MA 01085	2009
Robert T. Crowley, Jr.	65 Ridgecrest Circle Westfield, MA 01085	2008
Harry C. Lane	131 Granville Road Southwick, MA 01077	2008
William H. McClure	92 Morningside Drive Longmeadow, MA 01106	2008
Mary C. O’Neil	419 Southwick Road R75 Westfield, MA 01085	2009
Richard C. Placek	110 Whitaker Road Westfield, MA 01085	2007
Paul R. Pohl	55 Tecumseh Drive Longmeadow, MA 01106	2008
Charles E. Sullivan	25 Hayes Avenue West Springfield, MA 01089	2007
Thomas C. Sullivan	P.O. Box 525 East Otis, MA 01029	2007
Donald A. Williams	146 Glenwood Drive Westfield, MA 01085	2009

7. Officers of the Surviving Bank. The officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

8. Offices. At the Effective Date, the home office of the Surviving Bank shall be located at 141 Elm Street, Westfield, Massachusetts 01085. The locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

655 Main Street Agawam, MA 01001	462 College Highway Southwick, MA 01077	206 Park Street West Springfield, MA 01089

382 N. Main Street E. Longmeadow, MA 01028	1500 Main St. Springfield, MA 01103	26 Arnold Street Westfield, MA 01085

1642 Northampton St. Holyoke, MA 01040	1342 Liberty Street Springfield, MA 01104	300 Southampton Road Westfield, MA 01085

9. Charter and Bylaws. On and after the Effective Date, the charter of the Bank as in effect immediately prior to the Effective Date shall be the charter of the Surviving Bank until amended in accordance with the terms thereof and applicable law. On and after the Effective Date, the bylaws of the Bank as in effect immediately prior to the Effective Date shall be the bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

10. Shareholder and Member Approvals. The affirmative vote of a majority of the members of the Mutual Holding Company, and the affirmative vote of the holders of the greater of (a) at least a majority of the outstanding Mid-Tier Holding Company Common Stock, other than the Mutual Holding Company, or (b) two-thirds of the outstanding Mid-Tier Holding Company Common Stock shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company, the Federal Corporation, and Interim I. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank.

11. Director Approval. At least two-thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

12. Abandonment of Agreement. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 23 of the Plan of Conversion.

13. Amendments. This Plan of Merger may be amended in the manner set forth in Section 23 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

14. Successors. This Agreement shall be binding on the successors of the Mutual Holding Company and the Bank.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the laws of the United States of America.

IN WITNESS WHEREOF, the Mutual Holding Company, the Bank and Interim II have caused this Plan of Merger to be executed by their duly authorized officers as of the date first written above.

Attest:	WESTFIELD MUTUAL HOLDING COMPANY

By:
Philip R. Smith		Donald A. Williams
Secretary		Chairman and Chief Executive Officer

Attest:	WESTFIELD BANK

By:
Philip R. Smith		Donald A. Williams
Secretary		Chairman and Chief Executive Officer

Attest:	WESTFIELD INTERIM SAVINGS BANK II

By:
Philip R. Smith		Donald A. Williams
Secretary		Chairman and Chief Executive Officer

Annex C

PLAN OF MERGER

This PLAN OF MERGER (this “Plan of Merger”), dated as of                     , 2006, is by and among Westfield Bank (the “Bank” or the “Surviving Bank”), a federal stock savings bank, New Westfield Financial, Inc. (the “Holding Company”), a Massachusetts corporation, and Westfield Interim Savings Bank III (“Interim III”), an interim federal stock savings bank.

WITNESSETH

WHEREAS, Westfield Mutual Holding Company (the “Mutual Holding Company”), a federal mutual holding company, Westfield Financial, Inc (the “Mid-Tier Holding Company”), a Massachusetts corporation, and the Bank have adopted a Plan of Conversion and Stock Issuance (the “Plan of Conversion”), pursuant to which (i) the Mid-Tier Holding Company will convert to a federal corporation, which will immediately convert to an interim federal stock savings bank (“Interim I”) and merge with and into the Bank (the “Mid-Tier Holding Company Merger”); (ii) the Mutual Holding Company will convert to an interim federal stock savings bank (“Interim II”) and merge with and into the Bank (the “Mutual Holding Company Merger”); (iii) the Bank will form a wholly-owned subsidiary to be known as New Westfield Financial, Inc. (the “Holding Company”); (iv) the Holding Company will form Interim III as a wholly-owned subsidiary; (v) Interim III will merge with and into the Bank (the “Bank Merger”); and (vi) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

WHEREAS, Interim III and the Bank (“Constituent Banks”) desire to provide for the terms and conditions of the Bank Merger.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Effective Date. The Bank Merger shall be effective upon the filing of Article of Combination with the Office of Thrift Supervision (the “OTS”).

2. The Bank Merger and Effect Thereof. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim III shall merge with and into the Bank, with the Bank surviving (the “Surviving Bank”). Upon consummation of the Bank Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable OTS and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Bank Merger had not occurred.

3. Conversion of Stock.

(a) On the Effective Date, (i) each share of common stock of the Mid-Tier Holding Company, par value $0.01 per share (the “Mid-Tier Holding Company Common Stock”), issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive shares of common stock of the Holding Company, par value $0.01 per share (the “Holding Company Common Stock”) based on the Exchange Ratio, as defined in the Plan of Conversion, (ii) each share of common stock of Interim III, par value $0.10 per share (“Interim III Common Stock”), issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into one share of the common stock of the Bank, par value $0.10 per share (“Bank Common Stock”), and (iii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled. By voting in favor of this Plan of Merger, the Holding Company, as the sole shareholder of Interim III, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Bank Merger.

(b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim III, the Mid-Tier Holding Company or the Bank of shares of Interim Common Stock, Mid-Tier Holding Company Common Stock or Bank Common Stock that were outstanding immediately prior to the Effective Date.

(c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Mid-Tier Holding Company Common Stock. In lieu thereof, each holder of shares of Mid-Tier Holding Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder’s shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Actual Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

4. Exchange of Shares.

(a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common

Stock, upon surrender of the same to an agent, duly appointed by the Holding Company (“Exchange Agent”), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Holding Company Common Stock for which the shares of Mid-Tier Holding Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) above. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Mid-Tier Holding Company Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) above, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Bank Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Holding Company Common Stock.

(b) No holder of a certificate theretofore representing shares of Mid-Tier Holding Company Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Mid-Tier Holding Company Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Mid-Tier Holding Company Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Mid-Tier Holding Company Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Mid-Tier Holding Company Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Mid-Tier Holding Company Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

(c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Mid-Tier Holding Company Common Stock would otherwise be entitled as a result of the Bank Merger until such holder surrenders the certificate or certificates representing the shares of Mid-Tier Holding Company Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Mid-Tier Holding Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) If, between the date hereof and the Effective Date, the shares of Mid-Tier Holding Company Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in the Plan of Conversion shall be adjusted accordingly.

5. Dissenting Shares. No shareholder of the Mid-Tier Holding Company shall have any dissenters’ or appraisal rights in connection with the Bank Merger.

6. Name of the Surviving Bank. The name of the Surviving Bank shall be “Westfield Bank.”

7. Directors of the Surviving Bank. At the Effective Date, the number of directors of the Surviving Bank shall be eleven. The names of those persons who shall be directors of the Surviving Bank at the Effective Date are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his or her respective name, and until a successor is elected and qualified.

Name	Address	Term Expires
Victor J. Carra	7 Jered Lane Southwick, MA 01077	2007
David C. Colton, Jr.	452 Loomis Street Westfield, MA 01085	2009
Robert T. Crowley, Jr.	65 Ridgecrest Circle Westfield, MA 01085	2008
Harry C. Lane	131 Granville Road Southwick, MA 01077	2008
William H. McClure	92 Morningside Drive Longmeadow, MA 01106	2008
Mary C. O’Neil	419 Southwick Road R75 Westfield, MA 01085	2009
Richard C. Placek	110 Whitaker Road Westfield, MA 01085	2007
Paul R. Pohl	55 Tecumseh Drive Longmeadow, MA 01106	2008
Charles E. Sullivan	25 Hayes Avenue West Springfield, MA 01089	2007
Thomas C. Sullivan	P.O. Box 525 East Otis, MA 01029	2007
Donald A. Williams	146 Glenwood Drive Westfield, MA 01085	2009

8. Officers of the Surviving Bank. The officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

9. Offices. At the Effective Date, the home office of the Surviving Bank shall be located at 141 Elm Street, Westfield, Massachusetts 01085. The locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

655 Main Street Agawam, MA 01001	462 College Highway Southwick, MA 01077	206 Park Street West Springfield, MA 01089

382 N. Main Street E. Longmeadow, MA 01028	1500 Main St. Springfield, MA 01103	26 Arnold Street Westfield, MA 01085

1642 Northampton St. Holyoke, MA 01040	1342 Liberty Street Springfield, MA 01104	300 Southampton Road Westfield, MA 01085

10. Charter and Bylaws. On and after the Effective Date, the charter of the Bank as in effect immediately prior to the Effective Date shall be the charter of the Surviving Bank until amended in accordance with the terms thereof and applicable law. On and after the Effective Date, the bylaws of the Bank as in effect immediately prior to the Effective Date shall be the bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

11. Savings Accounts. Upon the Effective Date, any savings accounts of Interim III, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

12. Shareholder and Member Approvals. The affirmative vote of a majority of the members of the Mutual Holding Company, and the affirmative vote of the holders of the greater of (a) at least a majority of the outstanding Mid-Tier Holding Company Common Stock, other than the Mutual Holding Company, or (b) two-thirds of the outstanding Mid-Tier Holding Company Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company, the Federal Corporation, and Interim I. The approval of the Mid-Tier Holding Company, as the holder of all of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank.

13. Director Approval. At least two-thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

14. Registration; Other Approvals. In addition to the approvals set forth in Sections 1 and 13 hereof and the Plan of Conversion, the parties’ obligations to consummate the Bank Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Mid-Tier Holding Company Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

15. Abandonment of Agreement. This Plan of Merger may be abandoned by either the Bank or Interim III at any time before the Effective Date in the manner set forth in Section 23 of the Plan of Conversion.

16. Amendments. This Plan of Merger may be amended in the manner set forth in Section 23 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

17. Successors. This Agreement shall be binding on the successors of the Bank and Interim III.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the laws of the United States of America.

IN WITNESS WHEREOF, the Bank, the Holding Company and Interim III have caused this Plan of Merger to be executed by their duly authorized officers as of the date first written above.

Attest:	NEW WESTFIELD FINANCIAL, INC.

By:
Philip R. Smith		Donald A. Williams
Secretary		Chairman and Chief Executive Officer

Attest:	WESTFIELD BANK

By:
Philip R. Smith		Donald A. Williams
Secretary		Chairman and Chief Executive Officer

Attest:	WESTFIELD INTERIM SAVINGS BANK III

By:
Philip R. Smith		Donald A. Williams
Secretary		Chairman and Chief Executive Officer

Annex D

ARTICLES OF ORGANIZATION

OF

NEW WESTFIELD FINANCIAL, INC.

ARTICLE I

NAME

The exact name of the corporation is “New Westfield Financial, Inc.” (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in the following business activities: to buy, sell, deal in, or hold securities of every kind and description; to operate as a holding company and to carry on any business permitted to holding companies under applicable laws and regulations; and in general to carry on any business permitted to corporations organized under Chapter 156D of the Massachusetts General Laws as now in force or hereafter amended.

ARTICLE III

AUTHORIZED CAPITAL STOCK

The total number of shares and par value of each class of stock that the Corporation is authorized to issue is as follows:

Common:	75,000,000 shares, $.01 par value
Preferred:	5,000,000 shares, $.01 par value

ARTICLE IV

CAPITAL STOCK

Section 1. Common Stock. Except as provided by law or in this Article IV (or in any Articles of Amendment), holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. Shareholders shall not be permitted to cumulate their votes for election of directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

Each share of common stock shall have the same relative rights as, and be identical in all respects with, all the other shares of common stock.

Section 2. Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors of the Corporation is authorized, by vote or votes from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Corporation into one or more series, to establish or change from time to time the number of shares to be included in each such series, and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of one or more of the following:

(a) The distinctive serial designation and the number of shares constituting such series;

(b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h) The price or other consideration for which the shares of such series shall be issued;

(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

(j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as are permitted by law and as the Board of Directors of the Corporation may deem advisable.

Any such vote shall become effective when the Corporation files Articles of Amendment with the Secretary of the Commonwealth of Massachusetts.

Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

Subject to the authority of the Board of Directors as set forth in subsection (i) above, any shares of preferred stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued preferred stock under this Section 2.

Except as specifically provided in these Articles, the holders of preferred stock or common stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of preferred stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.

ARTICLE V

LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK

Section 1. Applicability of Article. The provisions of this Article V shall become effective upon the acquisition by the Corporation of all of the outstanding capital stock of Westfield Bank (the “Effective Date”). All terms used in this Article V and not otherwise defined herein shall have the meanings ascribed to such terms in Articles VI through XVII below.

Section 2. Prohibitions Relating to Beneficial Ownership of Voting Stock. No Person (as defined in Article IX) other than the Corporation, any Subsidiary (as defined in Article IX) or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation, any Subsidiary or by a member of a controlled group of corporations or trades or businesses of which the Corporation or any Subsidiary is a member for the benefit of the employees of the Corporation or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan), shall directly or indirectly acquire or hold the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of

Voting Stock (as defined in Article IX) of the Corporation. Any Person so prohibited who directly or indirectly acquires or holds the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of Voting Stock, in violation of this Section 2 shall be subject to the provisions of Sections 3 and 4 of this Article V. The Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any Person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, more than ten percent (10%) of shares of the Voting Stock.

Section 3. Excess Shares. If, notwithstanding the foregoing prohibition, a Person subject to the foregoing prohibition shall voluntarily or involuntarily become or attempt to become the purported beneficial owner (the “Purported Owner”) of shares of Voting Stock in excess of ten percent (10%) of the issued and outstanding shares of Voting Stock, the number of shares in excess of ten percent (10%) shall be deemed to be “Excess Shares.” The holder of any Excess Shares shall be entitled to cast only one one-hundredth (1/100) of one vote per share for each Excess Share.

The restrictions set forth in this Article V shall be noted conspicuously on all certificates evidencing ownership of shares of Voting Stock.

Section 4. Powers of the Board of Directors.

(a) The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by Bylaw or otherwise, regulations and procedures not inconsistent with the express provisions of this Article V for the orderly application, administration and implementation of the provisions of this Article V. Such procedures and regulations shall be kept on file with the Secretary and the transfer agent, shall be made available for inspection by the public and, upon request, shall be mailed to any holder of shares of Voting Stock of the Corporation.

(b) When it appears that a particular Person has become a Purported Owner of Excess Shares in violation of Section 2 of this Article V, or of the regulations or procedures of the Board of Directors with respect to this Article V, and that the provisions of this Article V require application, interpretation or construction, then a majority of the Directors of the Corporation shall have the power and duty to interpret all of the terms and provisions of this Article V and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article V, including, without limitation, (i) the number of shares of Voting Stock beneficially owned by any Person or Purported Owner, (ii) whether a Person or Purported Owner is an Affiliate (as defined in Article IX) or Associate (as defined in Article IX) of, or is acting in concert with, any other Person or Purported Owner, (iii) whether a Person or Purported Owner has an agreement, arrangement or understanding with any other Person or Purported Owner as to the voting or disposition of any shares of the Voting Stock, (iv) the application of any other definition or operative provision of this Article V to the given facts or (v) any other matter relating to the applicability or effect of this Article V.

The Board of Directors shall have the right to demand that any Person who is reasonably believed to be a Purported Owner of Excess Shares (or who holds of record shares of Voting

Stock beneficially owned by any Person reasonably believed to be a Purported Owner in excess of such limit) supply the Corporation with complete information as to (x) the record owner(s) of all shares of Voting Stock beneficially owned by such Person or Purported Owner and (y) any other factual matter relating to the applicability or effect of this Article V as may reasonably be requested of such Person or Purported Owner.

Any applications, interpretations, constructions or any other determinations made by the Board of Directors pursuant to this Article V, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such application, interpretation, construction or determination.

Section 5. Severability. In the event any provision (or portion thereof) of this Article V shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article V shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this Article V remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Purported Owners, if any, notwithstanding any such finding.

Section 6. Exclusions. This Article V shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Corporation to any underwriter or underwriters acting on behalf of the Corporation, or to the selling group acting on such underwriter’s or underwriters’ behalf, in connection with a public offering of the common stock; or (b) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction or reorganization that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Corporation’s shareholders, other than pursuant to the exercise of any dissenters’ appraisal rights, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, one percent (1%) of the issued and outstanding shares of such class of equity or convertible securities.

ARTICLE VI

CORPORATE GOVERNANCE

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and shareholders:

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Organization or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Shareholder Meetings. Any action to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by the unanimous consent in writing by such shareholders.

Section 3. Special Shareholder Meetings. Special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the “Whole Board”), provided, however, that if there is an Interested Shareholder (as defined in Article IX), any such call by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors (as defined in Article IX) then in office. Special meetings shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold at least eighty percent (80%) in interest of the capital stock entitled to vote at such meeting. Application to a court pursuant to Section 7.03 of Chapter 156D of the Massachusetts General Laws, or successor provisions, requesting the call of a special meeting of shareholders, may be ordered if (i) on application of any shareholder of the Corporation entitled to participate in an annual meeting if an annual meeting was not held within the earlier of six (6) months after the end of the Corporation’s fiscal year or fifteen (15) months after its last annual meeting; or (ii) on application of a shareholder who signed a demand for a special meeting valid under Section 7.02 of Chapter 156D of the Massachusetts General Laws, if notice of the special meeting was not given within thirty (30) days after the date the demand was delivered to the Secretary or within such further time as the court may order under the circumstances or the special meeting was not held in accordance with the notice. At a special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

ARTICLE VII

DIRECTORS

Section 1. Composition of the Board of Directors. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of shareholders, the term of office of the second class to expire at the annual meeting of shareholders one year thereafter and the term of office of the third class to expire at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. No person shall be eligible for election, reelection, appointment or reappointment to the Board if such person reached seventy-two (72) years of age or older on appointment or reappointment to the Board.

Section 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, (provided, however, that if there is an Interested Shareholder, any such action by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then in office). Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. Shareholder Nominations. Advance notice of shareholder nominations for the election of Directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Section 4. Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of either (i) two-thirds of the Whole Board or (ii) the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. At least thirty (30) days prior to such meeting of the Board of Directors or shareholders, written notice shall be sent to the Director whose removal will be considered at the meeting and, if the removal is for cause, the Director will be provided an opportunity to be heard before the Board of Directors or shareholders, as applicable.

ARTICLE VIII

AMENDMENT TO BYLAWS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of two-thirds of the Whole Board (unless at the time of such action there shall be an Interested Shareholder, in which case such action shall require the affirmative vote of a majority of the Disinterested Directors then in office). The shareholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation;

provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

ARTICLE IX

CERTAIN BUSINESS COMBINATIONS

Section 1. Vote Required. In addition to any affirmative vote required by law or these Articles, and except as otherwise expressly provided in this Article IX:

(a) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder, or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder, or any Affiliate of any Interested Shareholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as defined in this Article IX) equaling or exceeding twenty-five percent (25%) or more of the combined assets of the Corporation and its Subsidiaries; or

(c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (established with the approval of a majority of the Disinterested Directors then in office); or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the “Voting Stock”), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles or any Articles of Amendment or in any agreement with any national securities exchange or otherwise.

Section 2. Definition of Business Combination. The term “Business Combination” as used in this Article IX shall mean any transaction which is referred to in any one or more of paragraphs (a) through (e) of Section 1 of this Article IX.

Section 3. Exceptions to Vote Requirement. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote (if any), as is required by law or by these Articles, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the shareholders of the Corporation solely in their capacity as shareholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs (a) or (b) are met:

(a) The Business Combination shall have been approved by a majority of the Disinterested Directors then in office.

(b) All of the following conditions shall have been met:

(1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of common stock in such Business Combination shall at least be equal to the higher of the following

(A) if applicable, the Highest Per Share Price (as defined in this Article IX), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Shareholder or any of its Affiliates for any shares of common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher.

(B) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”), whichever is higher.

(2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (2) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

(A) if applicable, the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

(B) if applicable, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(3) The consideration to be received by holders of a particular class of outstanding Voting Stock, including common stock, shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Shareholder. The price determined in accordance with Subsection (b) of this Section 3 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors then in office, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the common stock as to dividends or liquidation; (2) there shall have been (i) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Disinterested Directors then in office, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors then in office, and (3) neither such Interested Shareholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under (or any subsequent provisions replacing such Act, and the rules or regulations there under) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 4. Definitions. For the purposes of these Articles of Organization:

(a) A “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

(b) “Interested Shareholder” shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

(1) is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Voting Stock; or

(2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the then outstanding Voting Stock; or

(3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

(c) “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided, however, that a person shall, in any event, also be deemed the “Beneficial Owner” of any common stock:

(1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

(2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more clauses of Subsection (a) of this Section 4) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

(3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by another such Director or Officer (or any affiliate thereof, and (2) neither any employee stock ownership plan or similar plan of this Corporation or any Subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes of computing the percentage beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other common stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

(e) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 2 this Article IX, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(f) “Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Shareholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then in office.

(g) “Fair Market Value” means:

(1) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and

(2) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

(h) Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

(i) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in this Article IX shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section 5. Determination by Board of Directors. A majority of the Directors of the Corporation then in office (provided, however, that if there is an Interested Shareholder, any such determination shall also require the affirmative vote of a majority of the Disinterested Directors then in office) shall have the power and duty to determine for the purposes of this Section 4, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Shareholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the combined Fair Market Value of the common stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors then in office shall have the further power to interpret all of the terms and provisions of this Article IX.

Section 6. Fiduciary Obligations. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

Section 7. Amendment. Notwithstanding any other provisions of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or pursuant to these Articles or any Articles of Amendment, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article IX.

ARTICLE X

STANDARDS FOR BOARD OF DIRECTORS’ EVALUATION OF OFFERS

The Board of Directors of the Corporation, in determining whether the interests of the Corporation and its shareholders will be served by any offer of another Person to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with or into another institution, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may consider the interests of the Corporation’s employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

ARTICLE XI

PREEMPTIVE RIGHTS

Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Corporation which may be issued.

ARTICLE XII

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnity”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts General Laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnity in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnity in connection with a proceeding (or part thereof) initiated by such indemnity only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Advance Payment. The right to indemnification conferred in Section 1 of this Article XII shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Notwithstanding the foregoing, expenses incurred by an indemnity in advance of the final disposition of a proceeding may be paid only upon the Corporation’s receipt of an undertaking by the indemnity to repay such payment if he or she shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnity to make such repayment.

Section 3. Indemnification of former Director, Officer, Employee or Agent. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article XII shall be contract rights and such rights shall continue as to an indemnity who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnities heirs, executors and administrators.

Section 4. Enforcement of Right to Indemnification. If a claim under Sections 1, 2 or 3 of this Article XII is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnity may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnity also shall be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnity to enforce a right to indemnification hereunder (but not in a suit brought by the indemnity to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnity is proper in the circumstances because the indemnity has met the applicable standard of conduct set forth in the Massachusetts General Laws, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnity has not met such applicable standard of conduct, shall create a presumption that the indemnity has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnity, be a defense to such suit. In any suit brought by the indemnity to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnity is not entitled to be indemnified, or to such advancement of expenses, under this Article XII or otherwise, shall be on the Corporation.

Section 4. Rights not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Articles, Bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts General Laws.

Section 6. Grants and Agreements. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XII with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

Section 7. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Article XII with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

ARTICLE XIII

LIMITATION OF LIABILITY OF DIRECTORS

Section 1. Limitation of Liability. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Article XIII shall not eliminate or limit any liability of a Director (a) for any breach of the Director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the Massachusetts General Laws, or (d) with respect to any transaction from which the Director derived an improper personal benefit.

Section 2. Amendment. No amendment or repeal of this Article XIII shall adversely affect the rights and protection afforded to a Director of this Corporation under this Article XIII for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts General Laws are hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts General Laws, as so amended.

ARTICLE XIV

TRANSACTIONS WITH INTERESTED PERSONS

Section 1. Transactions with Interested Persons not Void or Voidable. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person (as defined in Section 3 of Article XIV).

Section 2. Interested Persons not Liable. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

Section 3. Definition of Interested Person. For the purposes of this Article, “Interested Person” means any person or organization in any way interested in the Corporation whether as a director, officer, shareholder, employee or otherwise, and any other entity in which any such person or organization of the Corporation is in any way interested.

Section 4. Interested Person Necessary for Quorum or Vote. The provisions of this Article shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or shareholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

ARTICLE XV

ACTING AS A PARTNER

The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

ARTICLE XVI

SHAREHOLDERS’ MEETINGS

Meetings of shareholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

ARTICLE XVII

AMENDMENT TO ARTICLES OF ORGANIZATION

These Articles may be amended at a duly constituted meeting of shareholders called expressly for such purpose, by the affirmative vote of at least eighty percent (80%) of the total votes eligible to be cast by shareholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at any time within the 60 day period immediately preceding the meeting at which the shareholder vote is to be taken, there shall be an Interested Shareholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office), that shareholders approve such amendment at such meeting of shareholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment, voting together as a single class.